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                                   Exhibit 5

                        [Keck, Mahin & Cate Letterhead]


    00847-512

    (312) 634-7700


                                August 18, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Methode Electronics, Inc.
               -------------------------

Ladies and Gentlemen:

          We are acting as counsel to Methode Electronics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed on behalf of certain selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Act"), covering 38,052 shares of Class A Common Stock, $0.50 par value per share of the Company (the "Shares").

          In connection with the offering of the Shares, we have examined:

          (i)    the Registration Statement including the exhibits thereto;

          (ii) certain resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance and sale of the Shares; and

          (iii) such other documents as we deem necessary to form the opinions hereinafter expressed.

          As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company. Our opinion assumes that the pertinent provisions of such blue sky and state securities laws as may be applicable have been complied with.
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Securities and Exchange Commission
August 18, 1997
Page 2

          Based and relying solely upon the foregoing, we advise you that, in our opinion, the Selling Stockholders' Shares, or any portion thereof, are validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Keck, Mahin & Cate
                                        Keck, Mahin & Cate